UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2010, Unitil Corporation (“Unitil”) entered into the Fourth Amendment Agreement with Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto (the “Fourth Amendment Agreement”), further amending the Credit Agreement dated as of November 26, 2008 among Unitil, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto (as amended, the “Credit Facility”) and amending the promissory notes issued thereunder. The Credit Facility was previously amended on January 2, 2009, March 16, 2009, and October 13, 2009 to, among other things, increase the maximum borrowings under the facility to $80 million and extend the scheduled termination date of the facility.

The Fourth Amendment Agreement:

•

extends the scheduled termination date of the Credit Facility to October 8, 2013, and provides for two conditional one-year extensions of the scheduled termination date (if agreed to among the lenders and Unitil);

•

provides Unitil with a mechanism to request, on up to four occasions, increases in the maximum borrowings under the Credit Facility (in individual amounts of not less than $5,000,000 and in an aggregate amount of not more than $20,000,000), which requests will be subject to the agreement of the lenders (and any additional lenders providing any portion of any such increase) and other conditions set forth in the Credit Facility;

•

provides that Unitil has the ability to elect (on the terms and subject to the conditions set forth in the Credit Facility) that borrowings under the Credit Facility bear interest: (i) at a fluctuating rate of interest per annum equal to the daily London Interbank Offered Rate reported by the British Banking Association (“LIBOR”) with a one-month term, plus 2.0%; (ii) at a daily rate per annum equal to 1.0% plus the higher of (x) the US Federal Funds rate in effect for such day, plus 0.5% or (y) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; or (iii) at a rate equal to one-month, two-month, three-month or six-month LIBOR (as selected by Unitil) for the selected interest period, plus 2.0%;

•

provides Unitil with a new letter of credit sub-facility pursuant to which up to $25,000,000 of the Credit Facility may be used (on the terms and subject to the conditions set forth in the Credit Facility) for the purpose of issuing letters of credit for the account of Unitil or its subsidiaries;

•

provides that Unitil will pay (i) an annual letter of credit fee equal to 1.625% of the daily amount available to be drawn under letters of credit issued under the Credit Facility and (ii) a letter of credit issuance fee of 0.1% of the face amount of each letter of credit issued under the Credit Facility (as calculated in accordance with the Credit Facility);

•	includes changes to definitions, covenants, defaults and other provisions corresponding to the amendments described above; and

•

revises (i) requirements for additional information in public filings and annual deliveries of forecasts, (ii) requirements for additional reporting with respect to outstanding letters of credit under the Credit Facility and (iii) the threshold for judgment defaults from an aggregate amount over the life of the facility to an aggregate amount that is reset annually.

On October 8, 2010, Unitil paid the administrative agent (for the account of the lenders) an upfront fee of $280,000. In addition, Unitil is required to the pay to the administrative agent (for the account of the lenders) an annual commitment fee equal to 0.30% of the average daily amount by which the aggregate commitments exceed the sum of (i) the outstanding amount of committed loans and (ii) the outstanding amount of letter of credit obligations.

Unitil may use the Credit Facility for its working capital needs and to fund interim capital expenditures. Unitil cannot use the Credit Facility for acquisitions.

The Credit Facility contains customary terms and conditions for credit facilities of this type. The Credit Facility includes financial covenants, including, without limitation, covenants restricting Unitil’s ability to incur liens, merge or consolidate with another entity or change its line of business. Further, the Credit Facility contains a covenant restricting Unitil’s ability to permit funded debt (as defined in the Credit Facility) to exceed 65% of its capitalization (as defined in the Credit Facility) until the Credit Facility terminates and all amounts borrowed under the Credit Facility are paid in full.

The events of default under the Credit Facility include, without limitation, (i) Unitil’s failure to pay outstanding principal or interest, (ii) failure of representations or warranties of Unitil (or any of its subsidiaries that becomes a party to any Credit Facility-related documents) to be correct, in any material respects, (iii) failure by Unitil (or any of its subsidiaries that becomes a party to any Credit Facility-related documents) to perform any other term, covenant or agreement if such failure is not remedied within 30 days of notice of such failure, (iv) a cross-default with Unitil’s (or any of its subsidiaries’) other debt in certain circumstances, (v) a change of control of Unitil, (vi) non-appealable judgments in excess of $12.0 million in the aggregate against Unitil (or any of its subsidiaries), (vii) certain defaults in Unitil’s (or its subsidiaries’) obligations under the Employee Retirement Income Security Act or (viii) bankruptcy of Unitil, any of its subsidiaries that becomes a party to any Credit Facility-related documents, or any of their respective subsidiaries. The occurrence of any such events of default would require the repayment of any outstanding borrowings and the termination of the right to borrow additional funds under the Credit Facility.

The lenders under the Credit Facility and their affiliates have various relationships with Unitil and its subsidiaries involving the provision of depository and other cash management and commercial banking services.

Except with respect to the provisions amended by the Fourth Amendment Agreement, all other terms and conditions of the Credit Facility, as amended, remain in full force and effect.

The foregoing description of the Credit Facility, including the Fourth Amendment Agreement, is qualified in its entirety by reference to the full text of the Credit Facility, which is filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Reference

10.1	Credit Agreement dated as of November 26, 2008 among Unitil, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto	Filed herewith. Previously filed (excluding exhibits and schedules) as Exhibit 10.1 to Form 8-K dated November 26, 2008.

10.2	Amendment Agreement dated as of January 2, 2009 by and among Unitil Corporation, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto	Filed herewith. Previously filed as Exhibit 10.1 to Form 8-K dated January 2, 2009.

10.3	Second Amendment Agreement dated as of March 16, 2009 by and among Unitil Corporation, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto	Filed herewith. Previously filed as Exhibit 10.1 to Form 8-K dated March 16, 2009.

10.4	Third Amendment Agreement dated as of October 13, 2009 by and among Unitil Corporation, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto	Filed herewith. Previously filed as Exhibit 10.1 to Form 8-K dated October 13, 2009.

10.5	Fourth Amendment Agreement dated October 8, 2010 by and among Unitil Corporation, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/S/ MARK H. COLLIN
Name:	Mark H. Collin
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: October 14, 2010

EXHIBIT INDEX

Exhibit No.	Description	Reference

10.1	Credit Agreement dated as of November 26, 2008 among Unitil, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto	Filed herewith. Previously filed (excluding exhibits and schedules) as Exhibit 10.1 to Form 8-K dated November 26, 2008.

10.2	Amendment Agreement dated as of January 2, 2009 by and among Unitil Corporation, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto	Filed herewith. Previously filed as Exhibit 10.1 to Form 8-K dated January 2, 2009.

10.3	Second Amendment Agreement dated as of March 16, 2009 by and among Unitil Corporation, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto	Filed herewith. Previously filed as Exhibit 10.1 to Form 8-K dated March 16, 2009.

10.4	Third Amendment Agreement dated as of October 13, 2009 by and among Unitil Corporation, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto	Filed herewith. Previously filed as Exhibit 10.1 to Form 8-K dated October 13, 2009.

10.5	Fourth Amendment Agreement dated October 8, 2010 by and among Unitil Corporation, Bank of America, N.A., as administrative agent, and a syndicate of other lenders party thereto	Filed herewith.